                                                                   EXHIBIT 10.17







                             HONEYWELL SUPPLEMENTAL
                         DEFINED BENEFIT RETIREMENT PLAN

                         (December 31, 2000 Restatement)

                                    HONEYWELL
                  SUPPLEMENTAL DEFINED BENEFIT RETIREMENT PLAN

                         (December 31, 2000 Restatement)

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1   INTRODUCTION

    1.1     Preambles                                                         1
    1.2     Definitions                                                       2

            1.2.1  Base Plan                                                  2
            1.2.2  Benefit Starting Date                                      2
            1.2.3  Committee                                                  2
            1.2.4  Effective Date                                             2
            1.2.5  Employer                                                   2
            1.2.6  Participant                                                2
            1.2.7  Plan                                                       2
            1.2.8  Plan Statement                                             2
            1.2.9  Plan Year                                                  2
            1.2.10 Prior Plan Statements                                      3
            1.2.11 Supplemental Savings Plan                                  3

    1.3     Rules of Interpretation                                           3

SECTION 2   ELIGIBILITY AND PARTICIPATION                                     4

    2.1     Participation                                                     4

            2.1.1  General Participation Requirements                         4
            2.1.2  Minimum Benefit Participation Requirements                 4

    2.2     Exclusions                                                        4

            2.2.1  Non-Members of Select Group of Management or               4
                   Highly Compensated Employees

            2.2.2  Participants in the Honeywell International Inc.           5
                   Supplemental Pension Plan

    2.3     Duration                                                          5

SECTION 3   BENEFITS                                                          6

    3.1     Participant Benefit                                               6

            3.1.1  Basic Benefit                                              6
            3.1.2  Minimum Benefit                                            6
            3.1.3  Limitation on Benefits                                     6

                                       (i)

    3.2     Survivor Benefit                                                  7

            3.2.1  Death Before Benefits Commence                             7
            3.2.2  Death After Benefits Commence                              7

    3.3     Special 1993 Vesting                                              7

SECTION 4   DISTRIBUTIONS                                                     8

    4.1     Forms of Payment                                                  8
    4.2     Lump Sum Payment                                                  8

            4.2.1  Election and Amount                                        8
            4.2.2  Death Within 13 Month Period                               8
            4.2.3  Acceleration of Benefits with Forfeiture                   8

    4.3     Timing                                                            8
    4.4     Change in Control                                                 9

            4.4.1  Immediate Vesting                                          9
            4.4.2  Definition                                                 9

    4.5     Taxes                                                             10
    4.6     Incompetency                                                      10

SECTION 5   GENERAL MATTERS                                                   11

    5.1     Funding                                                           11
    5.2     Status of Participant                                             11
    5.3     Spendthrift Provisions                                            11
    5.4     No Employment Contract                                            11

SECTION 6   AMENDMENT AND TERMINATION                                         12

    6.1     Amendment                                                         12
    6.2     Change in Control                                                 12
    6.3     Amendments to Base Plan                                           12

SECTION 7   DETERMINATION AND CLAIMS                                          13

    7.1     Determination                                                     13
    7.2     Claims Procedure                                                  13

            7.2.1  Original Claim                                             13
            7.2.2  Claims Review Procedure                                    13
            7.2.3  General Rules                                              14

                                      (ii)

SECTION 8   PLAN ADMINISTRATION                                               15

    8.1     Employer                                                          15
    8.2     Committee                                                         15
    8.3     Method of Executing Instruments                                   15
    8.4     Conflict of Interest                                              15
    8.5     Plan Administrator                                                15
    8.6     Construction                                                      15

TABLE I     ACTUARIAL ASSUMPTIONS FOR LUMP SUM PAYMENTS                       17

TABLE II    VESTED ACCRUED BENEFITS                                           18

TABLE III   FUNDED BENEFITS                                                   19







                                     (iii)

                                    HONEYWELL
                  SUPPLEMENTAL DEFINED BENEFIT RETIREMENT PLAN

                         (December 31, 2000 Restatement)

                                    SECTION 1
                                  INTRODUCTION

1.1. Preambles. Honeywell International Inc., a Delaware corporation, maintains a tax qualified defined benefit plan known as the Honeywell International Inc. Retirement Earnings Plan (the "Retirement Earnings Plan"), a successor to the Honeywell Retirement Benefit Plan. Benefits in the Retirement Earnings Plan are restricted by sections 415 and 401(a)(17) of the Internal Revenue Code, as amended (the "Code"), and by the non-recognition of certain types of compensation.

Section 3(36) and section 4(b)(5) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") recognize and authorize the establishment of an unfunded, nonqualified plan of deferred compensation maintained by an employer solely for the purpose of providing benefits for employees in excess of the limitations on benefits imposed under section 415 of the Code. Sections 201, 301 and 401 of ERISA also recognize the creation of an unfunded, nonqualified plan maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

On April 20, 1976, Honeywell Inc. ("Honeywell") established the Honeywell Supplementary Retirement Plan for the Purpose of providing the full benefits promised to employees under the Honeywell Retirement Benefit Plan without regard to the limitation on benefits imposed by section 415 of the Code. On July 1, 1989, Honeywell established the Honeywell Supplementary Executive Retirement Plan For Compensation In Excess Of $200,000 for the purpose of providing the full benefits promised to employees under the Honeywell Retirement Benefit Plan without regard to the limitation on compensation imposed by section 401(a)(17) of the Code. On January 1, 1985, Honeywell established the Honeywell Supplementary Retirement Plan For CECP Participants for the purpose of providing the full benefits promised to employees under the Honeywell Retirement Benefit Plan without regard to the exclusion from earnings of deferred incentive awards paid under the Honeywell Corporate Executive Compensation Plan (collectively, "the SERPs").

Each of the SERPs was amended and restated effective September 20, 1994. The SERPs were amended, completely restated and consolidated into one plan and completely superseded each Prior Plan Statement effective for persons retiring on or after January 1, 1998. The consolidated plan was designated as the Honeywell Supplemental Defined Benefit Retirement Plan (the "Plan"). Honeywell Inc. became a wholly owned subsidiary of Honeywell International Inc. on December 4, 1999. Effective April 1, 2000, the Plan has been amended principally to recognize employee deferrals under the Honeywell International Inc. Supplemental Savings Plans as "earnings" under the Plan. The Plan is intended to be, in part, an unfunded excess benefit plan within the meaning of section 3(36) ERISA and, in part, an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in sections 201(2), 301(3) and 401(a)(1) of ERISA (except as otherwise provided in Table III).

1.2. Definitions. When used herein with initial capital letters, the following words have the following meanings:

     1.2.1. Base Plan - the portion of the tax-qualified Honeywell International Inc. Retirement Earnings Plan providing pension benefits to employees under the Honeywell Retirement Benefit Plan formula and provisions set forth in the applicable Appendix to the Honeywell International Inc. Retirement Earnings Plan as the same is existing and amended from time to time.

     1.2.2. Benefit Starting Date - the date as of which a benefit is commenced in the Base Plan.

     1.2.3. Committee - the Management Development and Compensation Committee of the Board of Directors of Honeywell International Inc. If no such committee exists at any relevant time, the duties allocated to such committee under this Plan shall be discharged by the Board of Directors of Honeywell or a person or committee to whom such duties may be delegated by the Board of Directors.

     1.2.4. Effective Date - December 4, 1999 (except that provisions of the Plan relating to the funding of benefits as provided in Table III shall be effective December 20, 2000).

     1.2.5. Employer - Honeywell Inc., any successor to Honeywell Inc., and any business entity that, with the approval of Honeywell adopts the Plan.

     1.2.6. Participant - an employee of the Employer who becomes a Participant in the Plan in accordance with the provisions of Section 2 (or any comparable provision of the Prior Plan Statements).

     1.2.7. Plan - this excess benefit and nonqualified deferred compensation plan of the Employer established for the benefit of employees eligible to participate therein, as first set forth in the Prior Plan Statements and as amended and restated in this Plan Statement. (As used herein, "Plan" refers to the legal entity established by the Employer and not to the documents pursuant to which the Plan is maintained. Those documents are referred to herein as the "Prior Plan Statement" and the "Plan Statement.") The Plan shall be referred to as the Honeywell Supplemental Defined Benefit Retirement Plan.

     1.2.8. Plan Statement - this document entitled "Honeywell Supplemental Defined Benefit Retirement Plan (December 31, 2000 Restatement)," as adopted by Honeywell effective as of December 4, 1999, as the same may be amended from time to time thereafter.

     1.2.9. Plan Year - the twelve-(12) month period ending on December 31.

     1.2.10 Prior Plan Statements - the series of documents pursuant to which components of this Plan were established and operated thereafter until

     December 4, 1999.

     1.2.11 Supplemental Savings Plan - the Supplemental Non-Qualified Savings Plan for Highly Compensated Employees of Honeywell International Inc. and its Subsidiaries.

1.3. Rules of Interpretation. Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words "hereof," "herein" or "hereunder" or other similar compounds of the word "here" shall mean and refer to the entire Plan Statement and not to any particular paragraph or Section of this Plan Statement unless the context clearly indicates to the contrary. The titles given to the various Sections of this Plan Statement are inserted for convenience of reference only and are not part of this Plan Statement, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. Any reference in this Plan Statement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation. This instrument has been executed and delivered in the State of New Jersey and has been drawn in conformity to the laws of that State and shall, except to the extent that federal law is controlling and except for its law respecting choice of law, be construed and enforced in accordance with the laws of the State of New Jersey.

                                    SECTION 2
                          ELIGIBILITY AND PARTICIPATION

2.1. Participation. An employee is eligible to participate in and receive benefits under this Plan if the employee satisfies the requirements of either
Section 2.1.1 or Section 2.1.2:

     2.1.1. General Participation Requirements. The employee (a) (i) is eligible to commence a normal or early retirement benefit under the Base Plan when employment terminates, (ii) dies while still actively employed by Honeywell with a vested benefit in the Base Plan, (iii) has been granted a vested benefit in this Plan, or (iv) has been specifically selected by the Committee to participate in this Plan; and

          (b) has a benefit in the Base Plan that is reduced on account of (i) the benefit limitation under section 415 of the Code or (ii) the compensation limitation under section 401(a)(17) of the Code or (iii) the provision in the Base Plan excluding from earnings (A) any deferred incentive awards paid under the Honeywell Corporate Executive Compensation Plan or the AlliedSignal Inc. Incentive Compensation Plan for Executive Employees (or any successor plans), or (B) any deferrals by the employee under the Supplemental Savings Plan.

     2.1.2. Minimum Benefit Participation Requirements. The employee fails to satisfy the general participation requirements of Section 2.1.1 and has a benefit in the Base Plan that, after excluding from earnings any deferred incentive awards paid under the Honeywell Corporate Executive Compensation Plan, the AlliedSignal Inc. Incentive Compensation Plan for Executive Employees (or any successor plans) and application of the benefit limitation under section 415 of the Code and the compensation limitation of section 401(a)(17) of the Code, is reduced solely on account of the exclusion under the Base Plan of any deferrals by the employee under the Supplemental Savings Plan.

2.2. Exclusions. The following employees shall be excluded from participation in the Plan:

     2.2.1 Non-Members of a Select Group of Management or Highly Compensated Employees. Notwithstanding anything to the contrary in this Plan or in any written communication, summary, resolution or document or oral communication, unless an individual is a member of a select group of management or highly compensated employees (as that expression is used in ERISA), the individual shall not be a Participant in this Plan, develop benefits under this Plan or be entitled to receive benefits under this Plan (either for the Participant or the Participant's survivors) except to the extent that the individual's benefits in Base Plan are reduced on account of Code section 415 limits.

     If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not a member of a select group of management or highly compensated employees (as that expression is used in ERISA), such individual shall not be (and shall not have ever been) a Participant in this Plan at any time except to the extent that the individual's benefits in Base Plan are reduced on account of Code section 415 limits. If any person not so defined has been erroneously treated as a Participant in this Plan, upon discovery of such error such person's erroneous participation shall immediately terminate ab initio and upon demand such person shall be obligated to reimburse Honeywell for all amounts erroneously paid to him or her.

     2.2.2 Participants in the Honeywell International Inc. Supplemental Pension Plan. An employee entitled to a supplemental benefit under the Honeywell International Inc. Supplemental Pension Plan shall not be a Participant in this Plan and shall not be entitled to any benefit under this Plan.

2.3. Duration. Any employee who has become a Participant in this Plan shall continue as a Participant until all benefits due under this Plan have been paid (or forfeited) without regard to whether he or she continues as a participant in the Base Plan.

                                    SECTlON 3
                                    BENEFITS

3.1. Participant Benefits.

     3.1.1 Basic Benefit. Commencing as of the Benefit Starting Date a Participant satisfying the participation requirements of Section 2.1.1 shall receive a benefit in this Plan which shall be the excess, if any, of:

          (a) the amount that would be payable under the formula and rules of the Base Plan (as the Base Plan exists on the date as of which such amount is determined) if determined:

               (i) without regard to the benefit limitation under section 415 of the of the Code, and

               (ii) without regard to the compensation limitation under section 401(a)(17) of the Code, and

               (iii) without regard to the exclusion from the definition of
                     Earnings under the Base Plan of deferred incentive payments under Honeywell Corporate Executive Compensation Plan, the AlliedSignal Inc. Incentive Compensation Plan for Executive Employees (or any successor plans) or employee deferrals under the Supplemental Savings Plan, over

          (b)  the amount actually paid from the Base Plan.

     3.1.2 Minimum Benefit. A Participant who only satisfies the participation requirements of Section 2.1.2 shall receive a benefit in this Plan commencing as of the Benefit Commencement Date which shall be the excess, if any, of:

          (a) the amount that would be payable under the formula and rules of the Base Plan (as the Base Plan exists on the date as of which such amount is determined, including, without limitation, the provisions excluding from earnings any deferred incentive awards paid under the Honeywell Corporate Executive Compensation Plan, the AlliedSignal Inc. Incentive Compensation Plan for Executive Employees (or any successor plans), and the application of the benefit limitation under section 415 of the Code and the compensation limitation of section 401(a)(17) of the Code) if determined without regard to the exclusion from the definition of Earnings under the Base Plan of any deferrals by the Participant under the Supplemental Savings Plan, over

          (b) the amount actually paid from the Base Plan.

     3.1.3 Limitation on Benefits. A Participant's benefit in this Plan may be limited in the manner and to the extent to which the Participant has agreed in writing. A Participant satisfying the eligibility requirements of the Honeywell International Inc. Supplemental Pension Plan shall not be eligible for any benefits under this Plan.

3.2. Survivor Benefit

     3.2.1. Death Before Benefits Commence. If a Participant dies before the commencement of benefit payments from this Plan, satisfies the eligibility requirements of Section 2.1.1 or 2.1.2 on the date of death, and is eligible for a pre-retirement survivor benefit in the Base Plan, a benefit shall be payable to the Participant's survivor commencing as of the last day of the month of the Participant's death or, if later, the last day of the month of the Participant's earliest Benefit Starting Date. The survivor shall be the individual, if any, that is entitled to the preretirement survivor benefit in the Base Plan. The benefit shall be the amount the survivor would have received under this Plan if the Participant had terminated employment on the day before death, had commenced benefit payments on the last day of the month of death or, if later, the last day of the month of the Participant's earliest Benefit Starting Date in the same form as the preretirement survivor benefit that is payable under the Base Plan, and had died immediately thereafter.

     3.2.2. Death After Benefits Commence. If a Participant dies after the commencement of benefit payments from this Plan, the benefit payable shall be unpaid installments of annuity, if any, which are to be continued for a joint annuitant or beneficiary under the form of payment elected by the Participant under Section 4.

3.3. Special 1993 Vesting. As specified in the Prior Plan Statement, accrued benefits were determined and vested for certain employees as of specified dates in 1993 and, to the extent a vested benefit was attributable to service after December 31, 1983, but before January 1, 1994, the present value of that benefit was treated as "wages" for such employee for purposes of the Federal Insurance Contribution Act (FICA) and the Federal Unemployment Act (FUTA). The amount of the vested benefit of individuals who were named in the Prior Plan Statement and have not commenced benefits in the Plan as of the Effective Date are specified on Table II.

                                    SECTION 4
                                  DISTRIBUTIONS

4.1. Forms of Payment. Except as provided in Section 4.2 below, the payment forms available to a Participant shall be a 100% Joint and Survivor Annuity, a 50% Joint and Survivor Annuity, a Single Life Annuity, and a 10 Year Period Certain and Life Annuity, as those payment forms are defined in the Base Plan, with the designation of joint annuitant or beneficiary that is effective for the Participant in the Base Plan. The Participant's election of a payment form and designation of a joint annuitant or beneficiary shall be made in the form and manner prescribed by the Committee and may be revoked by the Participant at any time prior to the Benefit Starting Date. A Participant who is married on the Benefit Starting Date must obtain the written consent of the Participant's spouse in the form and manner prescribed by the Committee to the election of any form other than a 100% Joint and Survivor Annuity with the Participant's spouse designated as the joint annuitant.

4.2. Lump Sum Payment.

     4.2.1. Election and Amount. A Participant may receive payment of benefits in the form of a single lump sum if the Participant makes an irrevocable election in the form and manner prescribed by the Committee. If the Participant is married when the election is made, the Participant's spouse must consent to the election in writing and acknowledge the effect of such election. An election shall not be considered made until it is actually received by the Committee and unless such actual receipt occurs prior to the Participant's death. The amount of the lump sum payment shall be the present value of the Participant's benefit determined under Section 3.1 using the interest rate and mortality assumptions set forth in Table I and if the election is made less than thirteen (13) months before the Participant's termination of employment for reasons other than death, the lump sum payment shall be reduced by 10% which shall be forfeited.

     4.2.2. Death Within 13 Month Period. If a Participant dies less than thirteen (13) months after making an election to receive a lump sum payment, payment to the Participant's survivor shall be made in the form of a single lump sum. The amount of the lump sum payment shall be the present value of the survivor's benefit determined under Section 3.2.1 using the interest rate and mortality assumptions set forth in Table I.

     4.2.3. Acceleration of Benefits with Forfeiture. A Participant, survivor, joint annuitant or beneficiary who is receiving benefit payments under this Plan may at any time eject to receive the remaining benefit in a lump sum payment. The amount of the lump sum shall be the present value of the remaining benefit determined as of the last day of the month in which the election is received by the Committee using the interest rate and mortality assumptions set forth on Table I less 10% which shall be forfeited.

4.3. Timing. Actual distribution of benefits from the Plan shall begin on or as soon as administratively feasible after the last day of the month in which the Benefit Starting Date occurs; provided however that lump sum payments pursuant to an election under

Section 4.2.3 shall be made on or as soon as administratively feasible after the last day of the month following the month in which the request to accelerate benefits is received by the Committee, and lump sum payments pursuant to Section
6.1 shall be made as soon as administratively feasible after the Plan termination.

4.4. Change in Control.

     4.4.1. Immediate Vesting. In the event of a Change in Control as defined in this Section, each employee who satisfies the eligibility requirements of
     Section 2.1.1 on the day before the Change in Control shall be immediately and fully vested in the benefit that would have been payable if the employee had terminated employment on the day before the Change in Control and in any additional benefit the employee accrues in this Plan following the Change in Control.

     4.4.2. Definition. For all purposes of this Plan, a "Change in Control" shall have occurred if:

          (a) any "person" as such term is used in section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than Honeywell Inc., any subsidiary of Honeywell Inc., any "person" (as herein defined) acting on behalf of Honeywell Inc. as underwriter pursuant to an offering who is temporarily holding securities in connection with such offering, any trustee or other fiduciary holding securities under an employee benefit plan of Honeywell Inc. or any corporation owned, directly or indirectly, by the stockholders of Honeywell Inc. in substantially the same proportions as their ownership of stock of Honeywell Inc.), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or securities of Honeywell Inc. representing thirty percent (30%) or more of the combined voting power of Honeywell Inc.'s then outstanding securities;

          (b) during any period of not more than two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board of Directors of Honeywell Inc., and any new director (other than a director designated by a "person" who has entered into an agreement with Honeywell Inc. to effect a transaction described in Section 4.4.2 (a), (c) or (d)) whose election by the Board of Directors of Honeywell Inc. or nomination for election by Honeywell Inc.'s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (c) the stockholders of Honeywell Inc. approve a merger or consolidation of Honeywell Inc. with any other corporation, other than
          (i) a merger or consolidate which would result in the voting securities of Honeywell Inc. outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of Honeywell Inc. or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a capitalization of Honeywell Inc. (or similar transaction) in which no "person" (as hereinabove defined) acquires more than thirty percent (30%) of the combined voting power of Honeywell Inc.'s then outstanding securities; or

          (d) the stockholders of Honeywell Inc. approve a plan of complete liquidation of Honeywell Inc. or an agreement for the sale or disposition of Honeywell International Inc. of all or substantially all of Honeywell Inc.'s assets (or any transaction having a similar effect).

4.5. Taxes. AIl taxes which may be due with respect to any payments or benefits under this Plan are the obligation of the Participant and not the obligation of the Employer. Notwithstanding any provision in this Plan to the contrary, if all or a portion of a benefit in this Plan is determined to be includable in an individuaI's gross income and subject to income tax at any time prior to the time such benefit would otherwise be paid, that benefit or that portion of a benefit shall be distributed to the individual. For this purpose, an amount is determined to be includable in an individual's gross income upon the earliest of: (a) a final determination by the Internal Revenue Service addressed to the individual which is not appealed, (b) a final determination of by the United States Tax Court or any other federal court affirming an IRS determination, or
(c) an opinion addressed to Honeywell International Inc. by the tax counsel for Honeywell that, by reason of the Code, Treasury Regulations, published IRS rulings, court decisions or other substantial precedent, the amount is subject to federal income tax prior to payment. Notwithstanding the preceding provisions of this Section 4.5, in the event that the Employer funds all or part of the benefits of any Participant as permitted in Section 5.1, (x) that benefit or portion of the benefit so funded shall not be distributed to that Participant if such Participant and the amount of such Participant's benefit so funded is set forth in Table III, and (y) the Committee shall provide for the distribution of benefits in accordance with Section 4 and applicable law.

4.6. Incompetency. When the Committee determines that an individual to whom benefits are payable is unable to manage his or her financial affairs, the Committee may pay such individual's benefits to a duly appointed conservator or other legal representative of such individual or, if no prior claim has been made by such a conservator or legal representative, to a person or institution entrusted with the care or maintenance of the incompetent or disabled individual if the Committee is satisfied that the payments will be used for the best interest of such individual. Any payment made in accordance with this Section shall constitute a complete discharge or any liability or obligation of the Employer and Plan.

                                    SECTION 5
                                 GENERAL MATTERS

5.1. Funding. All benefits under this Plan shall be paid exclusively from the general assets of Honeywell. No fund or trust shall be established apart from the general assets of Honeywell for the purpose of this Plan and no assets or property shall be segregated, pledged or set apart from the general assets of Honeywell for the purposes of funding this Plan. Any person entitled to benefits under this Plan shall be a general, unsecured creditor of Honeywell. The foregoing shall not preclude the establishment by Honeywell of a "rabbi trust".

Notwithstanding the preceding paragraph, the Committee is authorized (but not required) to cause Honeywell to fund all or a part of the benefits for such Participant or Participants as it may select in its sole discretion from time to time. The Committee is authorized to select, appoint and remove trustees, to enter into, amend and terminate trust agreements, to create trust funds, to cause Honeywell to make contributions to such trust funds in such amounts as the Committee may determine from time to time and to take all other actions that it may determine to be necessary or helpful in implementing the funding.

5.2. Status of Participant. A Participant shall have no right, title, or interest in or to any investments which Honeywell may make to aid it in meeting the obligations of this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions shall create or be construed to create a trust of any kind, or a fiduciary relationship between Honeywell and a Participant or any beneficiary. Except to the extent benefits are funded for any Participant as set forth in Table III, to the extent that any person acquires a right to receive payments from Honeywell, such right shall be no greater than the right of an unsecured creditor. The assets of any benefits funded for any Participant as set forth in Section 5.1 and Table III shall not be assets of Honeywell or any Employer and shall not be subject to the claims of any creditor of Honeywell or any Employer.

5.3. Spendthrift Provision. No Participant, surviving spouse, joint annuitant or beneficiary shall have the power to transmit, assign, alienate, dispose of, pledge or encumber any benefit payable under this Plan before its actual payment to such person. Honeywell shall not recognize any such effort to convey any interest under this Plan. No benefit payable under this Plan shall be subject to attachment, garnishment, execution following judgment or other legal process before actual payment to such person.

5.4. No Employment Contract. This Plan shall not give any employee the right to be retained in the employment of the Employer, shall not enlarge or diminish any person's employment rights or rights or obligations under the Base Plan, and shall not affect the right of the Employer to deal with any employees or participants in employment respects, including, without limitation, their hiring, discharge, compensation, and conditions of employment.

                                    SECTION 6
                            AMENDMENT AND TERMINATION

6.1. Amendment. The Committee (or its delegate) shall have the right to amend or terminate the PIan at any time, for any reason and without notice to any affected person; provided, however, that, except with respect to automatic lump sum payments and interest rate assumptions or as otherwise agreed to by the Participant, the Plan may not be amended in any manner that would adversely affect the benefit which would have been payable to an employee if the employee had terminated employment on the day before the amendment or that would reduce the benefit that is being paid to any person at the time of the amendment. If this Plan is terminated, each employee who satisfies the eligibility requirements of Section 2 on the date the Plan is terminated and each Participant, joint annuitant or beneficiary who is receiving benefits under this Plan shall receive a lump sum payment of the accrued benefit or remaining benefit, as applicable, in this Plan as soon as administratively feasible after such Plan termination. The lump sum shall be the present value of the person's accrued benefit or remaining benefit as of the date the Plan is terminated using the interest rate and mortality assumptions set forth in Table I.

6.2. Change in Control. Notwithstanding Section 6.1, for a period that begins on the date of a Change in Control (as defined in Section 4) and ends on the last day of the thirty-sixth month that begins after the month in which the Change in Control occurs, the Plan may not be terminated or amended in any manner whatsoever that would adversely affect the amount and form of benefits payable under this Plan to an employee without the employee's consent.

6.3. Amendments to Base Plan. It is specifically contemplated that the Base Plan will, from time to time, be amended and possibly terminated. All such amendments and termination shall be given effect under this Plan as it is expressly intended that this Plan shall not be restricted by the provisions of the Base Plan as they exist on the Effective Date but shall be controlled by the provisions of the Base Plan as of the date a benefit is determined under this Plan.

                                    SECTION 7
                            DETERMINATIONS AND CLAIMS

7.1. Determinations. The Committee or any person to whom such authority has been delegated pursuant to Section 8 shall interpret and administer the terms and conditions of the Plan, decide all questions concerning the eligibility of any persons to participate in the Plan, grant or deny benefits under the Plan, construe any ambiguous provision of the Plan, correct any defect, supply any omission, or reconcile any inconsistency as the Personnel Committee or its delegatee, in its sole discretion, may determine. The determinations of the Personnel Committee or any authorized person shall, subject only to the Plan's claims procedures, be final and binding on all persons.

7.2. Claims Procedure.

     7.2.1. Original Claim. Any employee, former employee, joint or contingent annuitant or beneficiary of the Participant may file with the Committee a written claim for benefits under this Plan. Within sixty (60) days after the filing of such a claim, the Committee shall notify the claimant in writing whether his claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Committee shall state in writing:

          (a)  the specific reasons for the denial;

          (b) the specific references to the pertinent provisions of this Plan on which the denial is based;

          (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

          (d) an explanation of the claims review procedure set forth in this section.

     7.2.2. Claims Review Procedure. Within sixty (60) days after receipt of notice that his or her claim has been denied in whole or in part, the claimant may file with the Committee a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Committee shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty days from the date the request for review was filed) to reach a decision on the request for review.

     7.2.3. General Rules.

            (a) No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Committee upon request.

            (b) All decision on claims and on requests for a review of denied claims shall be made by the Committee.

            (c) The Committee may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

            (d) Claimants may be represented by a lawyer or other representative (at their own expense), but the Committee reserves the right to require the claimant to furnish written authorization. A claimant's representative shall be entitled to receive copies of notices sent to the claimant.

            (e) The decision of the Committee on a claim and on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

            (f) Prior to filing a claim or a request for a review of a denied claim, the claimant or his representative shall have a reasonable opportunity to review a copy of this Plan statement and all other pertinent documents in the possession of Honeywell and the Committee.

                                    SECTION 8
                               PLAN ADMINISTRATION

8.1. Employer. Functions generally assigned to the Employer shall be discharged by the officers of Honeywell or delegated and allocated as provided herein. Honeywell may by action of the Committee, delegate or re-delegate and allocate and reallocate to one or more persons or to a committee of persons jointly or severally, and whether or not such persons are directors, officers or employees, such functions assigned to the Employer hereunder as it may from time to time deem advisable.

8.2. Committee. The general administration and operation of this Plan shall be by the Committee, which shall consist of such members as may be determined and appointed from time to time by the Honeywell's Board of Directors, and who shall serve at the pleasure of the Board of Directors. The Committee may delegate or re-delegate to one or more persons, jointly or severally, and whether or not such persons are members of the Committee or employees of Honeywell, such functions assigned to the Committee hereunder as it may from time to time deem advisable.

8.3. Method of Executing Instruments. Information to be supplied or written notices to be made or consents to be given by the Employer or the Committee, as applicable, pursuant to any provision of this Plan may be signed in the name of the Employer or the Committee by any officer or by any employee or any member of any committee who has been authorized to make such certification and to give such notices or consents.

8.4. Conflict of Interest. If any officer or employee of Honeywell, any member of the Board of Directors of Honeywell or any member of the Committee to whom authority has been delegated or re-delegated hereunder shall also be a Participant in this Plan, he or she shall have no authority as such officer, employee or member with respect to any matter specially affecting his or her individual interest hereunder (as distinguished from the interests of all Participants and or a broad class of Participants), all such authority being reserved exclusively to the other officers, employees or members, as the case may be, to the exclusion of such Participant, and such Participant shall act only in his or her individual capacity in connection with any such matter.

8.5. Plan Administrator. The Committee shall be the administrator for purposes of section 3(16)(A) of ERISA.

8.6. Construction. This Plan is intended to be a nonqualified deferred compensation arrangement. The rules of section 401(a) et. seq. of the Code shall not apply to this Plan. This plan is adopted with the understanding that except as set forth in Table III it is in part an unfunded excess benefit plan within the meaning of section 3(36) ERISA and is in part an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in sections 201(2), 301(3) and 401(a)(1) of ERISA. Each provision hereof shall be interpreted and administered accordingly. This Plan shall not provide any benefits with respect to any defined contribution plan. This Plan shall be construed to prevent the duplication of benefits provided under any other plan or arrangement, whether qualified or nonqualified, funded or unfunded, to the extent that such other benefits are provided directly or indirectly by Honeywell.

                                     TABLE I

                   ACTUARIAL ASSUMPTIONS FOR LUMP SUM PAYMENTS



         Interest:   8 1/2 % per annum discount rate

         Mortality: 1983 Group Annuity Mortality Table for Healthy Males

                                    TABLE II

                             VESTED ACCRUED BENEFITS


For purposes of Section 3.3, the accrued benefits of the following individuals are vested to the extent shown below:


NAME                                LIFE ANNUITY
----                                ------------
Bonsignore, Michael R.              $12,338.72 per month payable at age 66

_________________.                  $  _______ per month payable at age 66

                                    TABLE III
                                 FUNDED BENEFITS
                           FOR DESIGNATED PARTICIPANTS


The following Participants shall have the designated portion of their Plan benefits funded and exempt from the claims of creditors of Honeywell and any Employer as permitted in Section 5.1 and Section 5.2:


                             Lump Sum Value
Name                         of Funded Benefit               Date Benefit Funded
----                         -----------------               -------------------
Michael R. Bonsignore          $ 4,000,000                   December 28, 2000


The Committee (or its delegate) may determine that the portion of the Plan providing funded benefits to Participants designated on this Table III shall be separated from the remaining portion of this Plan as of December 20, 2000 (or such later date as may be established by the Committee) and shall thereafter constitute a separate plan, program or arrangement with terms and provisions identical to this Plan. Benefits under such separate plan, program or arrangement and this Plan shall be calculated to avoid duplication or omission of benefits.